Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to use in this Registration Statement on Form S-1 of Roth CH Acquisition III Co. of our report dated May 11, 2021, relating to the consolidated financial statements of BCP QualTek Holdco, LLC, appearing in the Preliminary Prospectus, which is part of the Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Preliminary Prospectus.

/s/ RSM US LLP

Blue Bell, Pennsylvania

August 25, 2021

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